EXHIBIT 10(s)

                             WOODLANDS AT RIVERSIDE

                                 LEASE AGREEMENT

THIS LEASE AGREEMENT is made and entered into this the 12th day of August, 1993, between Woodlands Joint Venture No. V534-3, a Georgia Partnership, hereafter referred to as "Lessor' and Sparks Exhibits Inc. a Georgia Corporation, hereafter referred to as "Lessee":

                                   WITNESSETH:

        1. LEASED PREMISES: In consideration of the rents, terms, provisions and covenants to this Lease, Lessor hereby leases, lets and demises to Lessee the following described premises (sometimes referred to as "Leased Premises") see Exhibit "A" attached hereto and by this reference made a part hereof and containing approximately 80,876 square feet located in that certain building known as 8125 Troon Circle, Austell, Georgia 30001, (the "building") located on that certain tract of land more particularly identified on exhibit "B" attached hereto and made a part hereof (the "Property"), said Property being a part of that certain development known as "Woodlands at Riverside" (the "Park").

        2. TERM: (a) Subject to and upon the conditions set forth below, the term of this Lease shall commence on October 1, 1993, (sometimes referred to as "Commencement Date") and shall terminate one hundred twenty, 120 months thereafter.

        (b) Within thirty (30) days after the Commencement Date, Lessor and Lessee will execute and deliver a Commencement Date Agreement in the form attached as Exhibit "F" and by this reference made a part hereof, with the blanks appearing thereon completed in accordance with the provisions of this Lease in order to memorialize the Commencement date and expiration date of this Lease.

        3. RENT: (a) Lessee agrees to pay Lessor the sum of $2,561,746.92 as the total base rental for the term of this Lease. Lessee agrees to pay such total base rental in monthly installments of (See Exhibit "D", Special Stipulations, paragraph number one (1), which amounts shall be due and payable to Lessor in advance, without deduction or setoff, prior notice or demand at the address shown below on the first day of each and every month (1) following the Commencement Date for the entire term of the Lease. One monthly installment of base rental installments being paid in accordance with the foregoing; provided, that if the Commencement Date should be a date other than the first day of a calendar month, the monthly installment of base rental for such month shall be prorated to the end of that calendar month, and thereafter, all succeeding monthly installments of base rental shall be due and payable on of before the first day of each succeeding calendar month during the demised term. Lessee shall pay, as additional rental, all other sums due under this Lease as provided for hereunder.

        (b) Intentionally omitted.

        (c) If any increase of the fire insurance premiums paid by Lessor for the Building in which Lessee occupies space is caused by Lessee's use and occupancy of the Leased Premises, of if Lessee vacates the Leased Premises during the lease term and causes an increase in such premiums, then Lessee shall pay in additional rental the entire amount of such increase to Lessor. Lessor warrants that, as of the date of this Lease, Lessee's use of the Leased Premises for the purposes of office, warehouse, showroom and the production and storage of trade show products shall not cause any increase of the fire insurance premiums paid by Lessor for the Building in which Lessee occupies space. Lessee recognizes and agrees that said warranty is strictly limited to premium increases which would take place as of the date of this Lease when taking into account Lessor's Insurer's present premium calculation policies and is in no way intended to be a warranty as to possible increases which may occur in the future, for whatever reason, including, but not limited to, changes in the policies or underwriting standards of Lessor's present insurer or any future insurer.

(1) as set forth in Exhibit "D" Special Stipulations paragraph No. 1.

          (d) Other remedies for nonpayment of rent notwithstanding. If the monthly rental payment is not received by Lessor on or before the tenth day of the month for which rent is due, or if any other payment due Lessor by Lessee is not received by Lessor on or before the tenth day of the month next following the month in which Lessee was invoiced, a service charge of five percent (5%) of such past due amount shall become due and payable in addition to such amounts owed under this Lease. (1)

          (e) In the event the operating expenses (as defined below) of Lessor for the Building, Property, and/or Park of which the Leased Premises are a part shall, in any calendar year during the term of this Lease. (1a) exceed the sum of $.15 per square foot, Lessee agrees to pay as additional rental Lessee's pro rata share of such excess operating expenses. Lessor shall, following the close of any calendar year for which additional rental is due under this paragraph, invoice Lessee for the additional rental. The invoices shall include in reasonable detail all computations of the additional rental, and Lessee agrees to pay the additional rental within ten (2) days following receipt of the invoice. If this Lease shall terminate on a day other than the last day of a year, the amount of any additional rental payable by Lessee applicable to the year in which such termination shall occur shall be prorated on the ratio that the number of days from the commencement of such year to and including such termination date bears to 365. If at any time during the term of this Lease, Lessor has reason to believe the per square foot operating expenses for the calendar year will exceed the sum set forth above, Lessor may by invoice direct Lessee to prepay monthly one-twelfth of an amount equal to the additional rental due for the previous year. If the invoice delivered following the close of the calendar year in accordance with this subparagraph 3(e) shows an amount owing by Lessee that is less than the sum of the monthly payments made by Lessee in the previous calendar year, the invoice shall be accompanied by a credit (3) for the excess from the Lessor to the Lessee. If such invoice shows an amount owing by Lessee which is more than the sum of the monthly payments made by Lessee in the previous calendar year. Lessee shall pay such deficiency to Lessor within ten
(3) days after receipt of the invoice. During the year in which this lease terminates, Lessor shall have the option to invoice Lessee for the Lessee's pro rate share of the excess operating expenses based upon the previous year's excess operating expenses: Lessor shall invoice Lessee under this option within thirty days prior to the termination of the Lease or at any time thereafter. In the event Lessee reasonably believes the additional rental amounts charged to it based on its pro rate share of operating expenses are in error, Lessee shall have the right to request additional documentation substantiating such operating expenses. The obligation to pay such additional rental amounts shall survive the termination of this Lease. For all purposes of this Lease, the term "Pro Rata Share" shall refer to the ratio of the total floor area of the Leased Premises to the total floor of the Building or Park whichever is applicable in such instance. (4)

          (f) The term "operating expenses" as used above means all actual costs and expenses paid or incurred by Lessor or on its behalf in connection with the maintenance, management, operation, repair (including the items in subparagraph 7 (a) below (4a)), cleaning, security and landscaping of the common areas of the Property and Building including, without limitation, the Property's share of common area charges and assessments with respect to the Park. The term "operating expenses" also includes all real property taxes and installments of special assessments, including special assessments due to dead restrictions and/or owners' associations, which accrue against the Building and/or Property of which the Leased Premises are a part during the term of this Lease as well as all insurance premiums Lessor is required to pay or deems (5) necessary to pay, with respect to the Building and/or Property. The term "operating expenses" does not include any capital improvement to the Building and/or Property of which the Leased Premises are a part, not shall it include repairs, restoration or other work occasioned by fire, windstorm or other casualty, income and franchise taxes of Lessor, leasing commissions, expenses for the renovating of space for new tenants, interest or principal payments on any mortgage or other indebtedness of Lessor.

          (g) Lessor and Lessee agree that no portion of the base rental, rent adjustments for operating expense, or additional rental paid by Lessee during the portion of the term of this Lease occurring after the expiration of any period during which such amounts were abated shall be allocated, for income tax purposes, by Lessor or Lessee to such abatement period, nor are such amounts intended by the parties to be allocable, for income tax purposes, to any abatement period.

          4. SIGNS: Notwithstanding anything to the contrary set forth in the Lease, signage rights will be provided on the front of the building (6). The actual sign and its respective installation cost shall be at the expense of the Lessee and shall conform to Riverside Architectural covenants (7). Lessee shall be responsible for any damage to the Building occasioned by the installation of any such signs. Lessee shall place no sign upon the roof of the Leased Premises or Building, nor any part of the roof, including the flashing or gutters of the Leased Premises or Building. Lessee shall repair any damage to the Building caused thereby, including, but not limited to discoloration. Excepting "force majeure", Lessee shall be required to install identification signage within ninety (90) days of the commencement, subject to the aforementioned conditions and limitations. The provisions hereof shall survive the termination of this Lease.

        5. USAGE: (A) Lessee warrants and represents to Lessor that the Leased Premises shall be used and occupied only for the purpose of office, warehouse, showroom and the production and storage of products and no other purposes. Outside storage, including, without limitation, trucks and other vehicles, is prohibited without Lessor's prior written consent. Without Lessor's prior written consent, Lessee shall not receive, store, or otherwise handle any substance, product, material or merchandise which is explosive or highly flammable, toxic or hazardous. Lessee shall occupy the Leased Premises, conduct its business and control its agents, employees, invitees and visitors in such a manner as is lawful, reputable and will not create any nuisance or otherwise interfere with, annoy or disturb any other tenant in its normal business operations or Lessor in its management of the Building. Lessee shall not commit, or suffer to be committed, any waste on the Leased Premises, Lessee shall not permit the Leased Premises to be used in any way which would render void the fire insurance on the Leased Premises or contents of the or contents of the Building. (8)

(1) Notwithstanding the foregoing, Lessor agrees to notify Lessee in the even a monthly rental payment or any other payment is past due in accordance with this paragraph. The Lessee has two (2) business days to cure such past due payment before a service charge of 5% shall become due.
(1a)      prorated for the year 1993 from the Commencement Date.
(2)       twenty (20)
(3)       refund
(4) Lessor represents that Lessee's estimated expense of the pro-rata share of such excess operating expenses during the first year of this lease will be approximately $.34 per square foot; provided, however, the aforesaid representation is not a guarantee but merely Lessor's good faith estimate. Lessee agrees to be responsible for its own utility cost associated with the Leased Premises.
(4a)      but excluding those expenses set forth in footnote 3 to paragraph 7
(5)       reasonably
(6)       within column lines F and P as shown on Exhibit "A".   The exact
          location of the actual sign shall be agree to be Lessor and Lessee
(7)       as previously delivered to Lessee
(8) Lessor represents that Lessee's permitted use of the Leased Premises is permitted under all applicable zoning laws.

         (b) "Hazardous Substances", as used in this Lease shall mean pollutants, contaminants, toxic or hazardous wastes, or any other substances, the removal of which is required or the use of which is restricted, prohibited or penalized by any "Environmental Law", which term shall mean any federal, state or local law or ordinance relating to pollution or protection of the environment. Lessee hereby agrees that:

        (1) no activity will be conducted on the Leased Premises which will produce any Hazardous Substance(1);
        (2) the Leased Premises will not be used in any manner for the storage of any Hazardous Substances (1);
        (3) no portion of the Leased Premises will be used as a landfill or a dump;
        (4) Lessee will not install any underground tanks of any type;
        (5) Lessee will not allow or cause any surface or subsurface conditions to exist or come into existence that constitute, or with the passage of time may constitute, a public or private nuisance;
        (6) Lessee will not permit any Hazardous Substances to be brought into the Leased Premises (1).

(2)
Lessee agrees to indemnify and hold Lessor harmless from all claims, demands, actions, liabilities, costs, expenses, damages and obligations of any nature arising from or as a result of the use of the Leases Premises (1) by Lessee, its agents, employees, contractors, invitees or licenses. The foregoing indemnification shall survive the termination or expiration of this Lease.

6.       Intentionally Omitted

        7. REPAIRS AND MAINTENANCE: (a) Unless otherwise expressly provided, Lessor shall not be required to make any improvements, replacements or repairs of any kind or character to the Leased Premises during the term of this Lease, except repairs to the roof, foundation, exterior walls (not including any windows or doors) and additional maintenance as may be reasonably necessary beginning not more than fifteen (15) days after written notice by Lessee. Lessor's cost of maintaining these items are subject to the additional rental provisions in paragraph 3. (3) Lessor shall not be liable to Lessee, except as expressly provided in this Lease, for any damage or inconvenience, and Lessee shall not be entitled to any abatement or reduction of rent by reason of any repairs, alterations or additions made by Lessor under this Lease. (4)

              (b) Upon occupancy of the Leased Premises for business purposes, Lessee shall be deemed to have accepted the Leased Premises in their then present condition and as suited for the uses intended by Lessee (5). Lessee shall, throughout the Term of this Lease and all renewals thereof, at its sole cost and expense, maintain in good order and repair the Lease Premises, including, without limitation, the heating and air conditioning equipment (including, but not limited to, replacement of parts, compressors, air handling units and heating units) and other improvements located therein, except those repairs expressly required to be made by Lessor. (6) Lessee agrees to enter into a service contract with a reliable certified heating and air conditioning company to maintain the heating and air conditioning units and keep them in good working order. Lessee shall furnish Lessor a copy of the service contract and, upon request of Lessor. Lessee shall also furnish copies of routine maintenance reports or Invoices. Lessee shall be responsible for pest and termite control. Lessee shall be responsible for maintenance of the sprinkler valves and any alarm systems in the Leased Premises. Lessee agrees to maintain adequate dumpster service and to keep the Lease Premises in a neat, clean and attractive manner. Lessee shall not damage any demising wall or disturb the integrity and support provided by any demising wall and shall, at its sole cost and expense, promptly repair any damage or injury to any demising wall caused by Lessee or its employees, agents or invitees. Lessee further agrees to repair, at its sole cost and expense, glass and exterior doors (including loading) serving the Leased Premises and, in addition, to make, at its sole cost and expense, all repairs made necessary by the negligence of Lessee, its agents, employees, contractors, licensees, invitees or guests

              (c) Lessee shall not allow any damage to be committed on any portion of the Leased Premises, and at the termination of this Lease, by lapse of time or otherwise, Lessee shall deliver the Leased Premises to Lessor in any good condition as existed at the Commencement Date of this Lease, ordinary wear and tear excepted. The cost or expense of any repairs necessary to restore the condition of the Leased Premises shall be borne by Lessee, and if Lessor undertakes to restore the Leased Premises it shall have a right of reimbursement against Lessee.

              (d) All requests for repairs or maintenance that are the responsibility of Lessor pursuant to any provision of this Lease must be made in writhing to Lessor at the address set forth below.

(1) in violation of any Environmental Law
(2) To the best of Lessor's knowledge, there are no Hazardous Substances under or in the Leases Premises. Lessor has received no notice from any governmental agency or other person or entity that the Leased Premises is in violation of any Environmental Law, or rule, law or regulation applicable to the use or disposal of Hazardous Substance.
(3) Lessor agrees to make all repairs because of damage caused by persons other then Lessee, it agents, employees, invitees, licensees or visitors and as may be necessary solely because of the negligence of Lessor at its expense, beginning not more than fifteen (15) days after written notice by Lessee.
(4) which does not unreasonably interfere with Lessee's use of the Leased Premises,
(5) subject to punch list items and other latent defects discovered by Lessee during its occupancy of the Leased Premises
(6) The Lessor represents that such equipment will be new upon installation. The Lessor agrees to pass through to Lessee the benefit of all warranties provided with such equipment.

        8. COMPLIANCE WITH LAWS, RULES AND REGULATIONS: Lessee, at Lessee's expense, shall comply with all laws, ordinances, orders, rules and regulations of state, federal, municipal or other agencies or bodies having jurisdiction relating to the use, condition and occupancy of the Lease Premises (1). Lessee will comply with the rules of the Building adopted by Lessor which are set forth on a schedule attached to this Lease (see Exhibit "C" attached hereto and by this reference made a part hereof). Lessor shall have the right at all times to change the rules and regulations of the Building or to amend them in any reasonable manner as may be deemed advisable for the safety, care and cleanliness, and for the preservation of good order, of the Leased Premises (2).

All changes and amendments in the rules and regulations of the Building will be sent by Lessor to Lessee in writing and shall thereafter be carried out and observed by Lessee.

        9. ALTERATIONS AND IMPROVEMENTS: (A) Lessee shall not make any alternations, additions or replacements to the Leased Premises, or any repairs required of Lessor under this Lease, without the prior written consent of Lessor, such consent to be given or withheld at the (3) discretion of Lessor, except for the installation of unattached movable fixtures, which may be installed without drilling, cutting, or otherwise defacing the Leased Premises
(4). All alterations, additions, and improvements made in and to the Leased Premises and all floor covering that is cemented or adhesively fixed to the floor and all fixtures (other than trade fixtures) which are installed in the Leased Premises shall remain in and be surrendered with the Lease Premises and shall become the property of Lessor at the expiration or sooner termination of this Lease, provided so long as Lessee is not in default hereunder, Lessee shall have the right to remove (5) from the Leased Premises, provided that Lessee shall repair and restore any damage to the Lease Premises caused or occasioned by such removal.

              (b) All repairs, alterations, additions and improvements done by Lessee within the Leased Premises shall be performed in a good and workmanlike manner, in compliance with all governmental requirements, and at such times and in such manner as will cause a minimum or interference with other construction in progress and with the transaction of business in the Building and/or Park. Whenever Lessee proposes to do any construction work within the Leased Premises, Lessee shall first furnish to Lessor plans and specifications covering such work in such detail as Lessor may reasonably request. Such plans and specifications shall comply with such requirements as Lessor may from time to time (6) prescribe for construction within the Building and/or Park. In no event shall any construction work be commenced within the Premises without Lessor's written approval of such plans and specifications. (7) In the event Lessee does perform any construction work without the prior written consent of Lessor, Lessor shall, in addition to all other remedies it might have hereunder or at law, have the right to require Lessee to immediately remove any unapproved additions or improvements and restore the Leased Premises to the condition existing prior to such unauthorized construction. Without limiting the generality of the foregoing, Lessee shall under no circumstances make any penetration of the roof of the Building without Lessor's consent, which consent may be given or withheld by Lessor in its sole and absolute discretion. In the event Lessor consents to a penetration of the roof, all such work shall be performed by contractors designated or approved by Lessor and shall be supervised by Lessor or its designees and performed under conditions and subject to such conditions and requirements as may be established by Lessor. Lessee shall and hereby agrees to indemnify and hold Lessor harmless from and against any and all loss, cost, damage, expense or liability (including without limitation, court costs and attorneys' fees) ever suffered or incurred by Lessor as a result of any penetration of the roof, (8) including, without limitation, costs of repair, loss of income, claims for damages from other tenants of the Building and damages which result if any warranty on the roof held or maintained by Lessor is voided or impaired by such penetration. The provisions hereof shall survive the termination of this Lease. Additionally, any penetration of the roof without Lessor's consent shall be deemed an immediate event of default hereunder entitling Lessor to the exercise of all rights and remedies provided in this Lease or at law or equity.

          10. FLOOR PENETRATION AND FLOOR LOADING: Under no circumstances may Lessee penetrate the floor slab of the Building without Lessor's prior written consent, which may be given or withheld by Lessor in its sole and absolute discretion. Lessee agrees that the point pressure resulting from the Lessee's racking system, inventory, forklifts and equipment pertaining to Lessee's us e of the Leased Premises shall not exceed allowable design floor loading for floor slabs on grade. Lessee shall be responsible to provide steel plates, angles or channels as required to distribute floor loading to the Building design loads. Lessee agrees not to use any vehicle, including, but not limited to those have steel wheels, that will cause damage to the floor slab. Lessee shall hold harmless Lessor from any loss, liability, any expenses, both real and alleged, arising out of such damage or repair caused by Lessee's negligence or failure to comply with this paragraph.

         11. LESSOR IMPROVEMENTS: Lessor agrees promptly following the execution hereof, to prepare the Leased Premises (9) for occupancy by Lessee in accordance with the terms and provisions of the Work Agreement attached hereto as EXHIBIT "E" and by this reference mad a part hereof. If Lessor shall be delayed in substantially completing the scope of tenant finish described in Exhibit "E" and/or any additional work hereafter provided for, if any, as a result of:

                  (a) Lessee's failure to promptly and timely furnish any information (10) by Lessor; or

                   (b) Lessee's delay in approving the plans; or

(1) however, Lessee shall not be required to make ay structural changes to the Leased Premises which might be required by such agencies or bodies unless such changes are necessitated by the particular use of the Leased Premises by Lessee

(2) provided; however, Lessee's use of the Leased Premises is not materially adversely affected by such changes
(3) reasonable
(4) provided; however, that the Lessee shall not make any alterations or repairs to the Leased Premises, if such alterations or repairs affect the roof, floor, exterior walls or other structural components of the building without Lessor's written consent, such consent to be given or withheld at the sole and absolute discretion of Lessor.
(5) any or all such alterations and trade fixtures installed by Lessee
(6) reasonably
(7) Lessor shall grant approval or disapproval in writing within thirty (30) days of Lessee's written request and Lessor's receipt of such plans and specifications covering such request. In the event Lessor disapproves of Lessee's request, Lessor shall furnish Lessee with a reasonably detailed explanation of such disapproval.
(8) by Lessee, its agents, employees, contractors, licensees, invitees or guests
(9) by October 1, 1993 in a good and workmanlike manner in compliance with governmental requirements.
(10) requested in writing

              (c) Lessee's request for materials, finishes or installations other than Lessor's building standard items necessitating long lead items to obtain as they are not readily available in the area where the Leased Premises are located with the understanding that Lessor will notify Lessee of any long lead time items which would delay construction so Lessee may request substitutes therefore; or

              (d) Lessee's (1) changes in any plans, (2) which changes are contrary to Lessee's original requirements and/or to the plans; or (3)

              (e) Interference with Lessor's work by Lessee or any contractor of Lessee, notwithstanding such delay then the Leased Premises shall be deemed ready for occupancy pursuant to the terms of this Lease Agreement and the Commencement Date shall be October 1, 1993.

        12. SERVICES: Lessor agrees to provide at its cost, all gas, water and electrical service to the utility company's point of connection and telephone service connection point in the building for the Leased Premises; Lessee agrees to pay directly to the provider (except as otherwise set forth below) all charges, fees (hook-up, installation and the like) and deposits incurred for any utility services used on the Leased Premises. Lessor shall in no event be liable for any interruption or failure of utility service to the Leased Premises, (4) but, if requested by Lessee, Lessor shall use reasonable efforts to cooperate with Lessee in securing speedy resumption of said interrupted service. Lessee shall promptly notify the proper public authorities and utility companies to provide service for water, sewer, trash removal, gas, electricity and all other utilities required or desired by Lessee, which services are to be in Lessee' name and all costs for such services shall be borne by Lessee as its sole responsibility. In the event the water and sewer connections into the Leased Premises are jointly metered with other premises, Lessee covenants and agrees to pay Lessor on a monthly basis as additional rent, sixty-one and on half percent (61.5%) of all water and sewer charges applicable to the Building, (5)

        13. CONDEMNATION: (a) If, during the term (or any extension or renewal) of this Lease, all or a substantial part of the Leased Premises are taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain or by purchase in lieu thereof, and the taking would prevent or materially interfere with the use of the Leased Premises for the purpose for which they are then being used, this Lease shall terminate and the rent shall be abated during the unexpired portion of this Lease effective on the date physical possession is take by the condemning authority. In no event shall Lessee have claim against Lessor or against the total award for the value of the unexpired lease term or otherwise, and Lessee shall not be entitled to any part of any award that may be make for such taking, nor to any damages therefore except that the rent shall be adjusted as of the date of such termination of this Lease. (6)

        14. FIRE AND CASUALTY: (a) If the Leased Premises should be totally destroyed by fire or other casualty, or if the Leased Premises should be damaged so that rebuilding reasonably cannot be completed within one hundred eight (180) working days after the date of written notification by Lessee to Lessor of the destruction, this Lease shall terminate and rent shall be abated for the unexpired portion of the Lease, effective as of the date of the casualty. (7)

              (b) If the Leased Premises should be partially damaged by fire or other casualty, and rebuilding or repairs can reasonably be completed within one hundred eight (180) working days from the date of written notification by Lessee to Lessor of the destruction, this Lease shall not terminate, but Lessor shall at its sole risk and expense proceed with reasonable diligence to rebuild or repair the Building or other improvements to substantially the same condition in which they existed prior to the damage. If the Lease Premises are to be contributed by actor negligence of Lessee, its agents, employees, invitees or those for whom Lessee is responsible, the rent payable under this Lease during the period for which the Leased Premises are untenantable shall be adjusted to such an extent as may be fair and reasonable under the circumstances. In the event that Lessor fails to complete the necessary repairs or rebuilding within one hundred eighty (180) working days from the date of written notification by Lessee to Lessor of the destruction, Lessee may at its option terminate this Lease by delivering written notice of termination to Lessor, whereupon all rights and obligations under this Lease shall crease to exist.

(1) Material
(2) causing delays
(3) with the understanding that Lessor will notify Lessee of any such material changes which will cause delay so Lessee may elect to forego such changes
(4) except to the extent caused by the negligence of Lessor, its agents or employees
(5) provided that should any other tenant in the Building in the reasonable opinion of the Lessor, use a substantially disproportionate amount of water in its operation, Lessor shall reallocate the cost to reflect such disproportionate usage.
(6) Lessee shall be entitled to seek a condemnation award provided that Lessee's award shall in no way reduce the amount of Lessor's condemnation award
(7) Lessor shall notify Lessee within forty-five (45) days of receipt of Lessee's written notice of the occurrence of such causality, of the estimated number of days that will be necessary to re-build or repair the Leased Premises.

         15. INSURANCE: (a) Lessee shall maintain comprehensive general liability insurance in the amount of at least One Million Dollars ($1,000,000) per occurrence, naming Lessor as an additional insured. Prior to taking possession of the Lease Premises, and thereafter at least fifteen (15) days prior to expiration of the current policy, Lessee shall deliver a certificate of such insurance to Lessor, providing for at least ten (10) days written notice to Lessor prior to any cancellation or non-renewal of coverage. Lessee hereby waives all right of recovery against Lessor for any loss or liability which is covered by such comprehensive general liability insurance.

                  (b) Property Insurance. Lessee acknowledges and agrees that Lessee is solely responsible for insuring Lessee's personal property, fixtures and equipment located in or about the Lease Premises. Lessee waives all claims or rights of recovery from any all=risk or fire insurance which Lessor may obtain with respect to the Building in which the Leased Premises are located.

                  (c) If Lessee fails to comply with the foregoing requirements relating to Insurance, Lessor shall have the right to obtain such Insurance and Lessee shall pay an additional rental to Lessor on demand the premium cost thereof plus interest from the date of payment until repaid by Lessee.

         16 WAIVER OF SUBGOGATION: Anything in this Lease to the contrary notwithstanding, Lessor or Lessee hereby waive and release each other of and from any and all rights of recovery, claim, action or cause of action, against each other, their agents, officers and employees, for any loss or damage that my occur to the Lease Premises, improvements to the Building of which the Leased Premises are a part, or personal property (Building contents) within the Building, by reason of fire or the elements regardless of cause or origin, including negligence of Lessor or Lessee and their agents, officers and employees. Because this paragraph will preclude the assignment of any claim mentioned in it by way of subrogation or otherwise to an insurance company or any other person, each party to this Lease agrees immediately to give to each insurance company which has issued to it policies of insurance covering all risk of direct physical loss, written notice of the terms of the mutual waivers contained in the paragraph, and to have the insurance policies properly endorsed, if necessary, to prevent the invalidation of the insurance coverage by reason of the mutual waivers contained in this paragraph.

         17 HOLD HARMLESS: Lessor shall not be liable to Lessee's employees, agents, invitees, licensees or visitors, or to any other person, for any injury to person or damage to Property on or about the Leased Premises caused by the negligence or misconduct of Lessee, its agents, servants or employees, or of any other person entering upon the Leased Premises under express or implied invitation by Lessee, or caused by the Building and improvements located on the Leased Premises becoming out of repair, or caused by leakage of gas, oil, water or steam or by electricity emanating from the Leased Premises (1). Lessee agrees to indemnify and hold harmless Lessor of and from any loss, attorney's fees, and expenses for claims arising out of any such damage or injury.
         (2)

         18 QUIET ENJOYMENT: Lessor warrants that it has full right to execute and to perform this Lease and to grant the estate demised and that Lessee, upon payment of the required rents and performing the terms, conditions, covenants and agreements contained in this Lease, shall peaceably and quietly have, hold and enjoy the Lease Premises during the full term of this Lease as well as any extension or renewal thereof.

         19 LESSOR'S RIGHT OF ENTRY: Lessor shall have the right but not the obligation, at all reasonable hours, (3) to enter the Leased Premises for the following reasons; inspection; cleaning or making repairs; making alterations or additions as Lessor may deem necessary or desirable; determining Lessee's use of the Lease Premises, or determining if any act of default under this Lease has occurred; or to show the Leased Premises to prospective Lessees during the last
(4) of the term of this Lease.

         20 ASSIGNMENT OR SUBLEASE; Lessor shall have the right to transfer and assign, in whole or in part, its rights and obligations in the Building and Property that are the subject of this Lease. Lessee shall not assign this Lease or sublet all or any part of the Leased Premises without the prior written consent of Lessor (5). Furthermore, Lessor shall not be required to consent to an assignment or subletting unless Lessee has fully informed Lessor of the terms of such assignment or subletting and agrees in writing to pay Lessor fifty percent (50%) of any amounts received by Lessee from such assignee or sublessee in excess of the rent payable hereunder and that failure to pay same shall constitute and event of default hereunder. In the event of any subletting Lessee shall nevertheless at all times remain fully responsible and liable for the payment of the rent and for compliance with all of its other obligations under the terms, provisions and covenants of this Lease. Upon the occurrence of an "event of default" as defined herein, if all or any part of the Leased Premises are then sublet, Lessor, in addition to any other remedies provided by this Lessee or provided by law, may, as its option, collect directly from the sublessee all rents becoming due to Lessee by reason of the sublease, and Lessor shall have a security interest in all properties on the Leased Premises to secure payment of such sums. Any collection directly by Lessor from the sublessee shall not be construed to constitute a novation or a release of Lessee for the further performance of its obligation under this Lease.

(1) unless caused by the negligence of Lessor, its agents and employees
(2) Lessee shall not be liable to Lessor's employees, agents, invitees, licensees or visitors, or to any other person for any injury to person or damage to property on or about the Leased Premises caused either in whole or in part by the negligence or misconduct of Lessor, its agents, servants or employees, or any other person entering upon the Leased Premises under express or implied invitation of Lessor. Lessor agrees to indemnify and hold harmless Lessee of and from any Loss, attorney's fees, expenses or claims arising out of any such damage or injury.
(3) and upon prior notice to Lessee except in the case of an emergency
(4) nine (9) months
(5) which consent shall not be unreasonably withheld. By way of example but not by way of limitation, Lessor will not be deemed to have unreasonably withheld its consent to a proposed assignee or subtenant if (a) in the reasonable judgment of Lessor such proposed assignee/subtenant is of a character or in engaged in a business which is not in keeping with the standards of Lessor for the Building or the Park; (b) in the reasonable judgment of Lessor, any purpose for which the proposed assignee/subtenant intends to use the Leased Premises is not in keeping with the standards of Lessor for the Building or the Park; provided, however, in no event, may ann purpose for which the proposed assignee/subtenant intends to use the Leased Premises be in violation of this Lease; or (c) the proposed assignee/ subtenant is not, in the reasonable opinion of Lessor, at least as financially responsible as Lessee was expected to be at the time of execution of this Lease. In relation to the foregoing, Lessee agrees to require any proposed subtenant/assignee to provide Lessor with reliable information which will allow Lessor to assess whether the proposed subtenant /assignee is a reputable and financially responsible entity.

         21   INTENTIANALLY LEFT BLANK

         22   DEFAULT BY LESSEE:  The occurrence of any one of the following events shall automatically (without any need for prior notice or demand) constitute an event of default hereunder;

              (a) Lessee shall fail to pay when due any installment of rent or any other payment required pursuant to this Lease; (1)
              (b) INTENTIONALLY LEFT BLANK

              (c) Lessee shall fail to comply with any term, provision or covenant of this Lease, other than the payment of rent, and the failure is not cured within thirty (30) days after written notice to Lessee; (1a)

              (d) Lessee shall file a petition or be adjudged bankrupt or insolvent under the National Bankruptcy Act, as amended, or any similar law or statue of the United States or any state; or a receiver or trustee shall be appointed for all or substantially all of the assets of Lessee; or Lessee shall make a transfer in fraud of creditors or shall make an assignment for the benefit of creditors or

              (e) Lessee shall do or permit to be done any act which results in a lien being filed against the Leased Premises or the Building and/or Property of which the Leased Premises are a part (2).

         23 REMEDIES FOR LESSEE'S DEFAULT: Upon the occurrence of any event of default set forth in this Lease, Lessor shall have the option to pursue any one or more of the following remedies without any notice or demand:

             (a) Terminate this Lease, in which event Lessee shall immediately surrender the Leased Premises to Lessor, and if Lessee fails to surrender the Leased Premises, Lessor may, without prejudice to any other remedy which it may have for possession or arrearage in rent, enter upon and take possession of the Leased Premises, and lock out, expel, or remove Lessee and any other person who may be occupying all or any part of the Lease Premises without being liable for prosecution or any claim for damages. Lessee agrees to pay on demand the amount of all loss and damage which Lessor may suffer by reason of termination of the Lease under this subparagraph, whether through inability to relet the Leased Premises on satisfactory terms or otherwise.

              (b) enter upon and take possession of the Leased Premises, and lock out, expel or remove Lessee and any other person who may be occupying all or any part of the Leased Premises without being liable for any claim for any claim for damages, and relet the Leased Premises on behalf of the Lessee and receive directly the rent by reason of the reletting. Lessee agrees to pay Lessor on demand any deficiency that may arise by reason of any reletting of the Leased Premises; further, Lessee agrees to reimburse Lessor for any 93) expenditures made by it for remodeling or repairing in order to relet the Leased Premises.

              (c) Enter upon the Leased Premises, without being liable for prosecution of any claim for damages, and do whatever Lessee is obligated to do under the terms of this Lease. Lessee agrees to reimburse Lessor on demand of any expenses which Lessor may reasonably incur in effecting compliance with Lessee's obligations under this Lease; further; Lessee agrees that Lessor shall not be liable for any damages resulting to Lessee from effecting compliance with Lessee's obligations under this subparagraph.

              (d) Declare to be due and payable immediately the entire amount of the unpaid total rental for the balance of the term of the Lease and other sums which would become due and payable during the remainder of the term, discounted to the present value by using a discount rate equal to ten percent (10%) annually. Upon such acceleration of such amounts, Lessee agrees to pay the same at once, together with the total rental and other amount theretofore due, at

Lessor's address as provided herein; provided, however, that such payment shall not constitute a penalty or forfeiture but shall constitute liquidated damages for Lessee's failure to comply with the terms and provisions of this Lease.

         Any specification herein of Lessor's remedies shall not be deemed to be exclusive; but said remedies shall be in addition to all other remedies in its favor, howsoever existing, and shall be accumulative. (4)

(1) after ten (10) days written notice to Lessee. Notwithstanding the foregoing, Lessee shall only be entitled to written notice of Lessor's failure to receive any installment due, two (2) times during each lease year.
(1a) or if such default cannot be cured within said thirty (30) day period, then such longer period as may be reasonably necessary provided Lessee diligently and continuously pursues such cure
(2) and does not have such lien removed within thirty (30) days after written notice of the existence of said lien by Lessor to Lessee
(3) reasonable
(4) Notwithstanding any other language continued in this paragraph 23 or elsewhere in this lease to the contrary, it is understood and agreed that should an event of default occur within the initial sixty (60) months of the term hereof and as a result Lessor elects to proceed under any of the remedies provided for in subparagraphs 23 (a0 (b) (c) or (d) or any other remedy provided for by law or in equity, this lease shall be deemed to be for sixty (60) months ending September 30, 1998. Lessee's obligations with respect to any such event of default shall be limited to only those remedies, and damages relating to and/or rental amounts becoming due during the initial sixty
960) months of the term hereof.

         24 WAIVER OF DEFAULT OR REMEDY: Failure of Lessor to declare an event of default immediately upon its occurrence, or delay in taking any action in connection with an event of default, shall not constitute a waiver of the default, but Lessor shall have the right to declare the default at any time (1) and take such action as is lawful or authorized under this lease. Pursuit of any one or more of the remedies set forth in paragraph 23 above shall not preclude pursuit of any one or more of the other remedies provided elsewhere in this Lease or provided by law, nor shall pursuit of any remedy provided constitute forfeiture or waiver of any rent or damages accruing to Lessor by reasons of the violation of any of the terms, provisions or covenants of this Lease. Failure by Lessor to enforce one or more of the remedies provided upon an event of default shall not be deemed or construed to constitute a waiver of the default or of any other violation or breach of any of the terms, provisions and covenants contained in this Lease.

         25 ACTS OF GOD: Neither Lessor nor Lessee shall be required to perform any covenant or obligation in this Lease, or be liable in damages to Lessee, so long as the performance or non-performance of the covenant or obligation is delayed, caused by or prevented by an act of God or force majoure. (2)

         26 ATTORNEY'S FEES: In the event either party employs an attorney to enforce or defend any claim or cause of action relating to this Lease, the prevailing party therein shall be entitled to recover its reasonable attorney's fees (2a) and costs from the other, and the other shall so pay.

         27 HOLDING OVER:In the event of holding over by Lessee after the expiration or termination of this Lease, the hold over shall be as a "tenant at sufferance" and all of the terms and all of the terms and provisions of this Lease shall be applicable during that period, except that Lessee shall pay Lessor as rental for the period of such hold over an amount equal to (3) of the rent which would have been payable by Lessee had the hold over period been a part of the original term of this Lease. Lessee agrees to vacate and deliver the Lease Premises to Lessor upon Lessee's receipt of notice from Lessor to vacate. The rental payable during the hold over period shall be payable to Lessor on demand. No holding over by Lessee, whether with or without consent of Lessor, shall operate to extend this Lease except as otherwise expressly provided.

         28 ESTOPPEL CERTIFICATES: Lessee accepts this Lease subject and subordinate to any recorded first mortgage or a security deed lien presently existing or hereafter created upon the Leased Premises. Lessor is hereby irrevocably vested with full power and authority to subordinate Lessee's interest under this Lease to any first mortgage or security deed lien hereafter placed on the Leased premises, and Lessee agrees upon demand to execute additional instruments subordinating this Leasse as Lessor may require. If the interests of Lessor under this Lease shall be transferred by reason of foreclosure or other proceedings for enforcement of any first mortgage or security deed on the Leased Premises, Lessee shall be bound to the transferee (sometimes called the "Purchaser"), at the option of the Purchaser, under the terms, covenants and conditions of this Lease for the balance of the term remaining, and any extensions or renewals, with the same force and effect as if the Purchaser were Lessor under this Lease, and, if requested by Purchaser, Lessee agrees to attorn to the Purchaser, including the first mortgagee under any such mortgage if it be the Purchaser, as its Lessor. (4)

         29 ESTOPPEL CERTIFICATES: Lessee agrees to furnish within ten (10) days and, from time to time, upon request of Lessor or Lessor's mortgagee, a statement certifying, if applicable, that Lessee is in possession of the Leased Premises; the Lease Premises are acceptable; the Lease is in full force and effect; the Lease is unmodified; Lessee claims no present charge, lien, or claim of offset against rent; the rent is paid for the current month, but is not prepaid for more than one month and will not be prepaid for more than one month in advance; there is no existing default by reason of some act or omission be Lessor; and such other matters as may be reasonable required by Lessor or Lessor's mortgagee.

         30 SUCCESSORS: This Lease shall be binding upon and inure to the benefit of Lessor and Lessee and their respective heirs, personal representatives, successors and assigns. It is hereby covenanted and agreed that should Lessor's interest in the Leased Premises cease to exist for any reason during the term of this Lease, then notwithstanding the happening of such event this Lease nevertheless shall remain unimpaired and in full force and effect and Lessee hereunder agrees to attorn to the then owner of the Leased Premises.

         31 DEFINITIONS: he following definitions apply to the terms set forth below as used in this Lease: (a) INTENTIONALLY LEFT BLANK

              (b) An `act of God" or "force majeure" is defined for purposes of this Lease as strikes, lockouts, sit-downs, material or labor restrictions by any governmental authority, unusual transportation delays, riots, floods, washouts, explosions, earthquakes, fire, storms, weather (including wet grounds or inclement weather which prevents construction), acts of the public enemy, wars, insurrections and nay other causes not reasonably within the control of Lessor or Lessee and which by the exercise of due diligence Lessor or Lessee is unable, wholly or in par, to prevent or overcome.

              (c) The "Commencement Date" shall be the date set forth in paragraph 2. The "Commencement Date" shall constitute the commencement of this Lease for all purposes, whether or not Lessee has actually taken possession.

         32 MISCELLANEOUS: the captions appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of such paragraph. If any provision of this Lease shall ever be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Lease, and such other provisions shall continue in full force and effect.

(1)      prior to Lessee's cure of such default
(2) provided; however, this shall not apply to Lessee's obligation to pay any installment of rent or additional rent due.
(2a) actually incurred and calculated at customary hourly rates (3) one hundred and fifty percent (150%)
(4) Lessor agrees to request that the holder of any recorded first mortgage execute and deliver a non-disturbance agreement to Lessee in form and substance satisfactory to such holder.

33. NOTICE: (a) All rent and other payments required to be made by Lessee shall be payable to Lessor at the address et forth below:

b. All payments required to be made by Lessor to Lessee shall be payable to Lessee at the address first set forth below or to such other address Lessee may direct by written notice to Lessor.

c. Any notice of document required or permitted to be delivered by this Lease shall be deemed to be delivered (whether or not actually received) (1) deposited in the United States Mail, postage prepaid, certified mail, return receipt requested, addressed to the parties at the respective address set our below:

            LESSOR:                            LESSEE:

  Woodlands Joint Venture No. V534-3          Mr. Michael W. Tomkin
  c/o Bullock, Terrell and Mannelly           President
  Property Management Department              Sparks Exhibits, Inc.
  400 Perimeter Center Terrace, Suite 145     2828 Charter Road
  Atlanta, Georgia  30346                     Philadelphia, Pennsylvania  19154

  with a copy to:                             with a copy to:

  Regional Counsel                            Attn:  President
  The Prudential Property Casualty            Marlton Technologies, Inc.
  One Ravinia Drive, Suite 1400               Balapointe Office Centre
  Atlanta, Georgia  30346                     111 Presidential Blvd., Suite 101
                                              Bala Cynwyd, PA  19004

        34. BROKERAGE COMMISSIONS: Except with respect to New South Commercial Properties ("Broker"), Lessee warrants and represents to Lessor that Lessee has not employed or retained any Broker, finder or agent in connection with the negotiation or execution of this Lease and, except with respect to Broker who's commission is to be paid by Lessor, agrees to indemnify and hold Lessor harmless from and against any loss, cost, damage, liability or expense incurred by Lessor resulting from attributable to, any claim for a broker's fee, finder's fee or real estate commission owned by Lessee or claimed by any party claiming by, through or under Lessee or claiming to be Lessee's agent.

        35. ENTIRE AGREEMENT AND LIMITATION OF WARRANTIES: It is expressly agreed by Lessee (2) as a material consideration for the execution of this Lease, that this Lease, with the specific references to written extrinsic documents, is the entire agreement of the parties; that there are, and were, no verbal representations, warranties, understandings, stipulations, agreements or promises pertaining to this Lease or the expressly mentioned written extrinsic documents not incorporate in writing in this Lease. Lessor and lessee expressly agree that there are and shall be no implied warranties of merchantability, habitability, fitness for a particular purpose or of any other kind arising out of this Lease and there are no warranties which extend beyond those expressly set forth in this Lease. It is likewise agreed that this Lease may not be altered, waived, amended or extended except by an instrument in writing signed by both Lessor and Lessee.

36. TIME IS OF THE ESSENCE: Time is the essence of this Lease.

37. SPECIAL STIPULATIONS: The special stipulations, if any, attached hereto as exhibit "D" are made a part hereof by this reference, and to the extent they conflict with any of the foregoing provisions, they shall control.

38. ADMINISTRATIVE CHARGES: In the event any check, bank draft or negotiable instrument given for any money payment hereunder stall be dishonored at any time and from time to time for any reason whatsoever not attributable to Lessor, Lessor shall be entitled, in addition to any other remedy that may be available, to make a administrative charge of $25.00.

39. NONWAIVER: No waiver of any covenant or condition of this Lease by either party shall be deemed to imply or constitute a further waiver of the same covenant or condition or any other covenant or condition of this Lease.

40. PARTIAL INVALIDITY: If any term or provision of this Lease or the application thereof to any person or circumstance shall to any extend be invalid or unenforceable (3) the remainder of this Lease or the application of such term or provision to persons or circumstances other than those as to which it is help invalid or unenforceable shall not be affected thereby and such term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

41. LIMITATION OF LIABILITY: The term Lessor as used in this Lease shall be limited to mean and include only the owner or owners, at the time in question, of the fee of the Leased Premises and in no event shall such term or any covenant be construed to impose a personal obligation upon a property manager or leasing agent who is an independent real estate broker and, as such, an independent contractor authorized by the owner of the Leased Premises to secure leases and to manage the Leased Premises pursuant to a written management contract. Nothing herein shall be construed to imply or impose upon either a property manager or leasing broker of the owner of the Leased Premises, a general agency relationship. In the event of any transfer of title to such fee, the Lessor herein shall be automatically freed and relieved from all personal liability with respect to performance of any covenant or obligation on the part of Lessor, provided any deposits or advance rents held by Lessor are turned over to the grantee and said grantee expressly assumes, subject to the limitations of this paragraph, all the terms, covenants and conditions of this Lease to be performed on the part of Lessor, it being intended hereby that the covenants and obligations contained in this Lease on the part of Lessor shall, subject as aforesaid, be binding on Lessor, its successors and assign, only during their respective successive periods of ownership.

42. USUFRUCT: This Lease shall create the relationship of landlord and tenant between Lessor and Lessee; no estate shall pass out of Lessor and Lessee has only a usufruct, not subject to levy and sale.

(1) three (3) days after
(2) and Lessor
(3) and shall not prevent or materially impair Lessee's use of the Leased
Premises

As to Lessor, signed, sealed and Delivered in the presence of:

                             LESSOR:
                             Woodlands Joint Venture No. V 534-3

                             By: Woodlands Building Partnership No. 534-3
                                 Co-Venturer

/s/ Lisa A. Robinson             By:  /s/ J. B. Mannelly
    ----------------                      --------------
Witness                                   General Partner
                                             (SEAL)
/s/ Nancy L. Sellers
    ----------------
Notary Public

                                 By: The Prudential Insurance Company of America
                                     Co-Venturer

/s/ G. Gregory Boyd              By: /s/ James W. Freeman
    ---------------                      ----------------
    Witness                              Vice President
                                         (Corporate Seal)


________________________________
Notary Public

As to Lessee, signed sealed and
Delivered in the presence of:
                                     LESSEE:

                                                     By: Sparks Exhibits, Inc.

/s/ Alan I. Goldberg, Secretary                      By: /s/ Michael Tomkin
    ---------------------------                              --------------
    Witness                                                  President
                                                            (Corporate Seal)
________________________________
Notary Public

                                   EXHIBIT "D"
                              SPECIAL STIPULATIONS

1. BASE RENT SCHEDULE: Lessor and Lessee agree that subject to any operating expenses applicable to the Leased Premises as provided for in the Lease herein, Lessee shall make base rental payments in accordance with the following schedule:

                                            Base Rental Per
Months                                      Square Foot Annualized              Monthly Base Rental
------                                      ----------------------              -------------------
October 1, 1993-March 31, 1994              $0.00                               $     0.00
April 1, 1994-September 30, 1994            $2.75                               $18,534.08
October 1, 1994-September 30, 1998          $3.20                              $ 21,566.93
October 1, 1998-September 30, 2003          $3.50                              $ 23,588.83


2. COVENANTS: Lessor and Lessee acknowledge that this lease is subject to those pre-specified requirements set forth in the Declaration of Protective Covenants and Restrictions for Riverside...a business environment filed and recorded August 19, 1987 in Book 572, Page 621 of Cobb County and the Declaration of Protective Covenants and Restrictions for Riverside...a business environment (The Woodlands) filed and recorded October 20, 1989, in Book 5516, Page 0286 of Cobb County and any amendments to the above referenced covenants that may be required from time to time. Lessor warrants that such requirements will not materially interfere with Lessee's use of the Leased Premises.

3. LESSEE'S CONCELLATION OPTION: Lessee shall have the option to terminate this Lease effective September 30, 1998 upon the following terms and conditions:

          (a) Lessee shall give Lessor at least nine (9) months prior written notice of Lessee's election to cancel the Lease pursuant to this
              Section 3. Any such notice, to be effective, must be received by Lessor on or before December 31, 1997, and must be accompanied by payment in good funds of a termination fee of $21,566.93.
          (b) Any cancellation of the Lease pursuant tot his Section 3 shall be effective on September 30, 1998.
          (c) Notwithstanding any notice of cancellation. Lessee shall fully perform all of its obligations pursuant to this Lease through September 30, 1998.
          (d) On or before September 30, 1998, Lessee shall restore the Leased Premises to its original condition as it existed at the Commencement Date, normal war and tear excepted.

4. CONSENT TO SUBLEASE TO GRAFX: Notwithstanding the language contained in paragraph 20 hereof, Lessor hereby consents to the subletting by Lessee of a portion of the Leased Premises, not to exceed 10,000 square feet, to Grafx, Inc. and agrees to waive its interest in the potential rental overages to be paid by Grafx to Lessee. It is understood and agreed that Grafx inc. is a subcontractor of Lessee performing certain commercial graphics work for Lessee and it is of substantial benefit to Lessee to have Grafx Inc. located in space readily accessible to Lessee. In granting its consent to this limited subletting, Lessor has in no way limited or waived its rights in relation to any additional proposed assignment or subletting of space and any additional subletting or assignment made by Lessee shall require the prior written consent of Lessor. In addition, Lessor's consent to the sublease in no way reduces Lessee's obligation to pay the full rental, additional rental and other amounts due hereunder. Furthermore, Lessee shall be responsible for monitoring Grafx Inc.'s occupancy of the Leased Premises to ensure that Grafx inc. complies with each and every term and provision of this Lease.

5. RIGHT OF FIRST OFFERING: (a) Provided that the Lessee is not in default under the term of this Lease Agreement and has not assigned or sublet all or any portion of the Leased Premises, excepting the sublease previously approved herein for Grafx, Lessor hereby grants to Lessee the right to lease approximately 10,000 square feet in the Building adjacent to the Leased Premises in accordance with the terms and conditions set forth in this section.

          (b) In the event Lessor has a bonafide prospective tenant
              ("Prospect") interested in leasing all or any portion of the space outlined on Exhibit "G" attached hereto (the "Expansion Space"), Lessor shall so advise Lessee in writing of the interest of such Prospect (the "Lessor's Notice"). Lessee shall have ten (10) business days from receipt of Lessor's Notice within which to advise Lessor that it exercises the right to Lease the Expansion Space in accordance with the terms of this section ("Lessee's Notice"). In the event Lessee shall fail to deliver Lessee's Notice to Lessor within said the (10) business day period, then all right granted to Lessee hereunder shall terminate and be of no further force and effect. Upon delivery of Lessee's Notice, Lessee shall be entitled to lease the Expansion Space in its entirety under the terms of this Lease except as follows in subparagraph
              (c) below:

          (c) In the event Lessee exercises the right to lease the Expansion Space, the per square foot rental rate for the Expansion Space shall be equal to the per square foot rental rate being paid for the original Leased Premises at the time the Lessee leases such expansion space and shall continue thereafter in accordance with the Exhibit "D" Special Stipulation paragraph1. The Lessor shall construct standard warehouse heat, light, electrical and a warehouse demising wall in the Expansion Space and no other tenant improvements. The term for the Expansion Space shall be co-terminous with that of the original Lease Premises.

 6. LANDLORD'S WAIVER: As an accommodation to Lessee and in order to facilitate the conducting of Lessee's business within the Leased premises, Lessor agrees to execute and deliver, at any time during the term hereof, such document or documents as may be reasonably required by Lessee's institutional lenders evidencing the waiver by Lessor of any lien rights which Lessor might have in and to all personalty and trade fixture items of Lessee which might now or hereafter be located within the Leased Premises.

                        GUARANTEE OF LESSEE'S OBLIGATIONS

FOR AND IN CONSIDERATION OF the making of that certain Lease Agreement, dated _______, 19__ (the "Lease") from WOODLANDS JOINT VENTURE NO. V534-3 ("Lessor") to SPARKS EXHIBITS INC. ("Lessee"), and in consideration of the sum of TEN DOLLARS ($10.00) in hand paid to the undersigned, Sparks Exhibits Corporation, a Pennsylvania Corporation ("Guarantor"), the undersigned Guarantor does hereby, subject to any defenses available to Lessee under the Lease, guarantee to Lessor the full and prompt payment and performance, as and when due, whether by acceleration or otherwise, of all obligations of Lessee under the Lease, and Guarantor does hereby further agree that:

(a) This Guarantee shall apply with full force and effect to any amendment or modification of the Lease and any extension or renewal of the term of the Lease, regardless of whether Guarantor shall have received notice thereof or shall have consented thereto;
(b) No release or application by Lessor of any security deposit or any other collateral now or hereafter held by Lessor as security for the performance of the obligations of Lessee under the Lease shall impair or affect in any manner the obligations of Guarantor hereunder;
(c) Guarantor shall pay to Lessor all reasonable expenses (including attorney's fees) paid or incurred by Lessor in endeavoring to collect any sums due from Lessor or Guarantor to Lessor or to enforce the obligations of Lessee under the Lease or the Guarantor hereunder;
(d) If Guarantor should at any time be composed of more than one person or entity, then each such person and entity shall be jointly and severally bound hereby and liable hereunder, and no release of liability, in whole or in part, granted by Lessor to any one or more such persons or entities shall impair or affect any manner the liability of any person or entity not so released.
(e) Guarantor hereby waives and agrees not to assert or take advantage of any defense against enforcement of this Guarantee arising out of any claim of incapacity, lack of authority, death, or disability; any failure of Lessor to give notice of acceptance of this Guarantee, presentment, demand for payment, protest, dishonor, default or any other notice whatsoever, except as expressly provided in the Lease or herein; and any lack of diligence by Lessor in connection with the enforcement of its rights under the Lease and/or this Guarantee; provided Guarantor does not waive any defenses available to Lessee under the Lease, including but no limited to any failure by Lessor to commence an action against Lessee as prescribed in Section 10-7-24 of the Official Code of Georgia Annoted.
(f) This is a Guarantee of payment and performance and not of collection, and the liability of Guarantor under this Guarantee shall be direct and immediate and not conditional or contingent upon the pursuit of any remedies against Lessee or any other person or entity, and Guarantor waives any right Guarantor may have to require that an action be brought against Lessee or any other person or entity, or that resort be had to any security deposit or other collateral, prior to enforcing the obligations or Guarantor hereunder;
(g) Until all of the obligations of Lessee to Lessor have been fully paid and performed, Guarantor shall have no right of subrogation by way of Lessor against Lessee;
(h) The Lease and this Guarantee are made and intended as Georgia contract and shall be so construed; (i) Guarantor hereby submits to personal jurisdiction in the State of Georgia for the enforcement of this Guarantee and agrees that service of process may be made and personal jurisdiction over Guarantor obtained by the serving of a copy of the summons and complaint upon Guarantor at the address of Guarantor set forth below;
(j) Guarantor warrants to Lessor that any financial statements previously provided by Guarantor to Lessor are true and correct in all material respects as of the date thereof;
(k) This Guarantee may not be changed orally, and no obligation or Guarantor can be released or waived by Lessor except by a written instrument signed by Lessor;
(l) All demands, requests, or other notices provided for or permitted to be given to Guarantor pursuant to the Lease or this Guarantee shall be deemed to have been sufficiently given or served (without limitation on other acceptable means of delivery or service) if mailed by certified United States mail, postage pre-paid, return receipt requested, to Guarantor at Guarantor's address set forth below, and the effective date of any such notice so maidled shall be the date three (3) days after such notice is deposited in the mail;
(m) The provisions of this Guarantee shall be binding upon Guarantor and the heirs, executors, legal representative, successors, and assigns of Guarantor, and shall inure to the benefit of Lessor, and the heirs, executors, legal representative, successors, successors-in-title, and assigns of Lessor;

(n) If any provision of this Guarantee is held to be invalid or unenforceable, the same shall not effect the validity or enforceability of any other provision hereof.
(o) Notwithstanding any provision of this Guarantee to the contrary, no event of default under the Lease shall be deemed to occur until such time as Guarantor has received notice and an opportunity to cure, on the same terms and in the same manner as notice and opportunity to cure is provided to Lessee under the Lease. No event of default shall occur under Subparagraph 22(d) of the Lease so long as Guarantor is not a party of any such proceedings and Guarantor (directly or through Lessee) causes the Lease to be performed in accordance with its terms.

         IN WITHNESS WHEREOF, Guarantor has executed this Guarantee under seal this ___ day of ____ 199_.

Signed, sealed and delivered In the presence of:
                                   GUARANTOR;

                                            Sparks Exhibits Corporation

____________________________            By:  /s/ Michael Tomkin
Witness                                         --------------
                                                 Its: President

____________________________         Attest: /s/ Alan I. Goldberg, Secretary
Notary Public                                        -----------------

                                                 Address of Guarantor:

                                                 2828 Charter Road
                                                 Philadelphia, PA 19154